Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Evan Smith / Theresa Kelleher (212) 850-5600 wst@fd.com

Exhibit 99.2

West Pharmaceutical Services to Present at the Lehman Brothers Eleventh Annual Global Healthcare Conference

LIONVILLE, Pa., March 14 /PRNewswire-FirstCall/ -- West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D, Chairman and Chief Executive Officer, and William Federici, Chief Financial Officer, will be presenting at the Lehman Brothers Eleventh Annual Global Healthcare Conference at the Loews Miami Beach Hotel in Miami, FL. The presentation is scheduled for March 18, 2008 at 10:45 a.m. (EDT).

A copy of the corporate presentation document will be posted on the investor link of the Company's website at www.westpharma.com. The audio portion of the presentation will also be available live at that time. The replay of the audio portion will be available 3 hours after the actual presentation time and will be available for 90 days.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Contacts:

West Pharmaceutical Services, Inc.

Michael A. Anderson

Vice President and Treasurer

(610) 594-3345

Investors and Financial Media:

Financial Dynamics

Evan Smith / Theresa Kelleher

(212) 850-5600

wst@fd.com